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Exhibit 10.2

                                   PROMISSORY NOTE

$72,000.00                                                       August 20, 1996

     For value received, John W.P. Holt (hereinafter referred to as "DEBTOR"), promises to pay to The Cobalt Group, Inc., a Washington Corporation ("COBALT"), the sum of SEVENTY-TWO THOUSAND AND NO/100 U.S. DOLLARS ($72,000), together with interest at the rate of eight percent (8%) per annum compounded annually on the outstanding principal balance from the date hereof, until this note is fully paid as follows:

          All accrued but unpaid interest, the outstanding principal balance and all other sums payable hereunder shall be immediately due and payable on August 20, 2006.

     All payments shall be made in lawful money of the United States of America and shall be made at such place as Cobalt may designate in writing from time to time. Payments shall be applied first to accrued but unpaid interest, then to reduction of the outstanding principal balance. This note may be prepaid in whole or in part at any time or times without penalty and without prior notice.

     This note shall be in default if the payment required hereunder is not paid when due and within 10 days after written notice of such default is given by Cobalt. Upon or at any time after a default in this note or after a default in compliance with any term, covenant or condition of the Stock Pledge Agreement securing payment of this note, at the option of Cobalt, without further notice, the entire debt evidenced hereby shall become due and payable and shall thereafter bear interest at twelve percent (12%) per annum until paid. Cobalt's failure to exercise this option in the event of a default shall not constitute a waiver of Cobalt's right to exercise this option as the result of any other default or of any subsequent default of the same or similar kind.

     NOTHING HEREIN CONTAINED SHALL BE DEEMED TO CAUSE DEBTOR TO BE PERSONALLY LIABLE TO PAY THIS NOTE OR ANY OBLIGATION EVIDENCED HEREBY AND COBALT SHALL NOT SEEK ANY PERSONAL OR DEFICIENCY JUDGMENT ON THIS NOTE OR ANY OBLIGATION EVIDENCED HEREBY AND THE SOLE REMEDY OF COBALT SHALL BE AGAINST THE PROPERTY SECURING THIS NOTE AND THE INCOME FROM SUCH PROPERTY GIVEN IN CONNECTION WITH THIS NOTE.

     This note may not be assigned by Cobalt.

     Debtor and any assignees thereof who are at any time liable for payment of this note or other sum required hereby waive presentment for payment, notice of dishonor and protest and consent that the terms of payment of any part or the whole of the debt evidenced by this note may be modified or extended at any time by agreement between Cobalt and Debtors and any assignees thereof now or hereafter liable on this note and that any security now or hereafter


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given to secure payment of this note may be released or modified in whole or in part by agreement between Cobalt and the owner of any such security.

     Debtor and any assignees thereof who are at any time liable for payment of this note or any installment or other sum required hereby waive all defenses which might otherwise be asserted (a) that security is adequate or that resort must first be had against any other person or against any security now or hereafter given to secure payment of this note and (b) because any of the following may occur in the future: delay in the enforcement of payment of this note; and delay or omission in exercising any right or power granted to Cobalt by the note.

     Any notice or demand by Cobalt shall be sufficient if in writing and delivered or mailed, certified or registered United States mail, postage prepaid, to the address stated below for notice purposes or to such other address as shall be designated in writing from time to time by the persons who are then liable upon this note and received by Cobalt. Notice given and received in complete and legible form by electronic facsimile devices and delivery by courier or messenger service shall be deemed to have been personally delivered.

     This note is made with reference to and shall be construed and enforced in accordance with the laws of the State of Washington without regard to its choice of law provisions. This note is secured by a Stock Pledge Agreement affecting the ownership interests of Debtor in Cobalt. Debtor agrees that the venue of any action on this note may be laid in King County, Washington.

     UNDER WASHINGTON LAW, ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE.


DEBTOR:                            Address for Notice:

                                   John W.P. Holt
                                   3001 10th Ave. West
_____________________________      Seattle, WA 98119


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Schedule to Exhibit 10.2

Other similar Note of the Company dated August 20, 1996.


Holder                           Principal Amount
Geoffrey Barker                  $72,000
